                                                                   EXHIBIT 99.1

                                   MEMORANDUM


To: Members of the Board of Directors and Executive Officers of PSB Group, Inc.

From:      David A. Wilson

Date:      August 31, 2004

Subject:   Blackout Period for PSB Group, Inc. Common Shares


--------------------------------------------------------------------------------


         Effective immediately and extending until September 20, 2004, you are prohibited from purchasing, selling or otherwise acquiring or transferring PSB Group common stock if you acquired such security in connection with your service to or employment with PSB Group. This prohibition is imposed by Section 306 of the Sarbanes-Oxley Act of 2002 and Regulation BTR (Blackout Trading Restrictions) thereunder issued by the Securities and Exchange Commission.

         PSB Group, Inc. is in the process of changing its record keeper for the Peoples State Bank 401(k) Profit Sharing and Employee Stock Ownership Plan. The record keepers require certain plan activity to cease so that assets and account balances may be properly transferred.

         If you have any questions regarding the blackout period please contact Catherine M. Revord at Peoples State Bank, 1800 East 12 Mile Road, Madison Heights, MI 48071, (248) 548-2900.